EXHIBIT 11
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                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss


                                                         Nine months ended
                                                           September 30,
                                                        2005           2004
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 Computation of Loss Per Share:


 Weighted average number of common shares
    outstanding                                      28,716,134     28,716,134

 Loss applicable to common stock (1) :              $(6,764,000)   $(6,666,000)
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 Basic and diluted loss per common share:           $     (0.24)   $     (0.23)
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1. Losses applicable to Common Stock includes unpaid preferred stock dividends for the nine months ended September 30, 2005 and 2004 in the amount of $6,835,000 in both periods.